SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 August 23, 2000

                Date of Report (Date of earliest event reported)



                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                                  0-10238             52-1216347
(State or other                          (Commission         (I.R.S. Employer
jurisdiction of                           File Number)       Identification No.)
Incorporation)

515 N. Flagler Drive, Suite 702
West Palm Beach, Florida                                         33401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (561) 820-9779


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Item 2.  Acquisition or Disposition of Assets

         On August 23, 2000, U.S. Energy Systems Castlebridge LLC ("USE Sub"), a wholly owned subsidiary of U.S. Energy Systems, Inc. (the "Company"), entered into a subscription agreement with Castlebridge Partners, LLC ("Castlebridge") and its two members, GKM II Corporation and Kemper-Castlebridge, Inc., pursuant to which Castlebridge would issue to USE Sub a 25% Membership Interest (the "Transaction"). Castlebridge, which operates from offices in Chicago, Illinois, is a capital markets and insurance consulting firm that focuses on commodity derivative markets. Castlebridge provides advice in the structuring, pricing and execution of a variety of risk management products and securitizations and concentrates on markets, (e.g., the power market), that tend to have unique valuation and risk management issues. The Transaction was consummated on August 23, 2000. In connection with the consummation of the Transaction, which will be valued using the equity method of accounting, the Company issued 568,750 shares of its Common Stock to Castlebridge and issued an additional 29,167 shares to SPARK Energy.com corporation as a finder's fee. The aggregate purchase price was determined by the Company's Board of Directors based upon an analysis of Castlebridge's anticipated financial returns and the benefits to the Company's core businesses that the Company expects to derive from Castlebridge's expertise.

Item 7.  Financial Statements and Exhibits

                  (a)      Financial Statements of Business Acquired.

                  Financial statements of the business acquired will be provided pursuant to an amendment to this Form 8-K, unless "previously filed," as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b)      Pro Forma Financial Information.

                   Pro Forma financial information will be provided pursuant to an amendment to this Form 8-K, unless "previously filed," as such term is defined in Rule 12b-2 of the Exchange Act.

                  (c)      Exhibits

Exhibit No.       Title

2.1 Subscription Agreement dated as of August 23, 2000, by and among U.S. Energy System Castlebridge, LLC ("USE Sub"), Kemper-Castlebridge, Inc., ("KC"), GKM II Corporation ("GKM") and Castlebridge Partners, LLC ("Castlebridge").

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            U.S. Energy Systems, Inc.


                            /s/ Henry Schneider
                            --------------------------------------------
                                Henry Schneider, Vice President


Dated:   September 5, 2000
         New York, New York